Exhibit 10.2
EXHIBIT A
CONFIDENTIALITY, NON-SOLICITIATION AND NON-COMPETITION AGREEMENT
               In consideration of employment or continued employment, this Confidentiality, Non-Solicitation and Non-Competition Employment Agreement (“Agreement”) is made between Warwick Valley Telephone Company, its affiliates, subsidiaries, divisions, successors and assigns (the “Company”), and Kenneth H. Volz, an individual residing at 2875 Crabtree Lane, Northbrook, IL, 60062 (“Employee”), the terms and conditions of which are:
I. EMPLOYMENT
               Employee will occupy a position of Vice President, Chief Financial Officer and Treasurer, and may continue in that role, or in such other or further capacities as the Company may determine from time to time. Given the nature of his position and Employee’s access to confidential Company information, Employee understands that he is required to execute this Agreement in consideration of employment or continued employment.
II. EFFECTIVE DATE
               The Effective Date of this Agreement is June 4, 2007 (“Effective Date”).
III. DUTIES
               Employee shall faithfully, diligently, and exclusively perform services on behalf of the Company to the best of his ability during the term of this Agreement, and shall devote his full working time, attention and energies to the business of the Company, its subsidiaries, divisions and affiliated entities.
IV. CODE OF ETHICS
               Every Employee of the Company receives a copy Code of Ethics, and is responsible for becoming familiar with the policies therein and signing a receipt acknowledging receipt thereof. Employee further confirms he has read the Company’s Code of Ethics and understands this Agreement does not supersede that policy.

V. CONFIDENTIAL INFORMATION AND TRADE SECRETS
               During the course of Employee’s employment with the Company, Employee will acquire and have access to Confidential Information and Trade Secrets belonging to the Company, its affiliates, subsidiaries, divisions and joint ventures (collectively referred to as “the Company” throughout and for purposes of this Section). Such Confidential Information and Trade Secrets include, without limitation, business and technical information, whatever its nature and form and whether obtained orally, by observation, from written materials or otherwise, as for example: (i) financial and business information, such as information with respect to costs, commissions, fees, profits, profit margins, sales, markets, mailing lists, accounts receivables and accounts payables, pricing strategies, strategies and plans for future business, new business, product or other development, potential acquisitions or divestitures, and new marketing ideas; (ii) marketing information, such as information on markets, end users and applications, the identity of the Company’s customers, vendors, suppliers, and distributors, their names and addresses, the names of representatives of the Company’s customers, vendors, distributors or suppliers responsible for entering into contracts with the Company, the Company’s financial arrangements with its distributors and suppliers, the amounts paid by such customers to the Company, specific customer needs and requirements, leads and referrals to prospective customers; and (iv) personnel information, such as the identity and number of the Company’s employees, personal information such as social security numbers, skills, qualifications, and abilities. Employee acknowledges and agrees that the Confidential Information and Trade Secrets are not generally known or available to the general public, but have been developed, complied or acquired by the Company at its great effort and expense and for commercial advantage and, therefore, takes every reasonable precaution to prevent the use or disclosure of any part of it by or to unauthorized persons. Confidential Information and Trade Secrets can be in any form or media, whether oral, written or machine readable, including electronic files.
VI. NON-DISCLOSURE OF CONFIDENTIAL AND TRADE SECRET INFORMATION
               Employee agrees he will not, while associated with the Company and for so long thereafter as the pertinent information or documentation remains confidential, directly or indirectly use, disclose or disseminate to any other person, organization or entity or otherwise use any Confidential Information and Trade Secrets, except as specifically required in the performance of Employees’ duties on behalf of the Company or with prior written authorization from the Company’s Chief Executive Officer.

VII. NON-SOLICITATION OF CUSTOMERS
               Employee acknowledges and agrees that during the course and solely as a result of employment with the Company, he will come into contact with some, most or all of the Company’s customers and will have access to Confidential Information and Trade Secrets regarding the Company’s customers, distributors and suppliers. Consequently, Employee covenants and agrees that in the event of separation from employment with the Company, whether such termination is voluntary or involuntary, Employee will not, for a period of twelve (12) months following such termination, directly or indirectly, solicit or initiate contact with any customer, former customer or prospective customer of the Company for the purpose of selling products or services to the customer competitive with the products or services purchased by the customer from the Company. This restriction shall apply to any customer, former customer or prospective customer of the Company with whom Employee had contact or about whom Employee obtained Confidential Information or Trade Secrets during his employment with the Company. For the purposes of this Section, “contact” means interaction between Employee and the customer or then prospective customer which takes place to further the business relationship, or making sales to our performing services for the customer or prospective customer on behalf of the Company. This restriction will not apply when a former employee who is not working in a competitive capacity responds to a Request for Proposal on behalf of his new employer who is not engaged in the same or similar businesses as the Company.
VIII. NON-COMPETITION
               Employee acknowledges that his services are special and unique, and compensation is partly in consideration of and conditioned upon Employee not competing with Company or any of its subsidiaries, and that a covenant on Employee’s part not to compete is essential to protect the business and good will of Employer. Accordingly, except as hereinafter provided, Employee agrees that for twelve (12) months after the termination of his employment, Employee shall not be engaged or interested as a director, officer, stockholder (except as provided herein), employee, partner, individual proprietor, lender or in any other capacity, in any business, which is competitive with the business of Employer as conducted at the time of Employee’s termination and which involves Employee’s knowledge, actions or assistance within the counties of Westchester, Rockland, Ulster, Orange, Duchess and Sullivan in New York and Sussex, Bergen and Passaic in New Jersey; however, this restriction will not apply to new kinds of business in which Employee may engage in the future, after such termination, unless Employee has been actively engaged in the development or otherwise involved in such business while an employee of Employer. In addition, Employee agrees that for the same twelve (12) months, he shall not recruit or recommend any person who is or was an employee of the Company while Employee was also an Employee, to any business which is competitive with the business of the Employer as conducted at the time of Employee’s termination and which involves Employee’s knowledge, actions or assistance within the counties of Westchester, Rockland, Ulster, Orange, Duchess and Sullivan in New York and Sussex, Bergen and Passaic in New Jersey. Nothing herein shall prohibit Employee from investing in any securities of any corporation which is in competition with Employer, whose securities are listed on a national exchange or traded in the over-the-counter market if Employee shall own less than five (5%) percent of the outstanding securities of such corporation.
IX. ENFORCEMENT OF COVENANTS
               Employee acknowledges and agrees that compliance with the covenants set forth in Sections V - VIII of this Agreement are necessary to protect the Confidential Information and Trade Secrets, business and goodwill of the Company, and that any breach of this Agreement will result in irreparable and continuing harm to the Company, for which money damages may not provide adequate relief. Accordingly, in the event of any breach or anticipatory breach of Sections V — VIII by Employee, the Company and Employee agree that the Company shall be entitled to the following particular forms of relief as a result of such breach, in addition to any remedies otherwise available to it at law or equity: (a) injunctions, both preliminary and permanent, enjoining or restraining such breach or anticipatory breach, and Employee hereby consents to the issuance thereof forthwith and without bond; and (b) recovery of all reasonable sums and costs, including attorneys’ fees, incurred by the Company to enforce the provisions of Sections V-VIII.
X. CONFLICT OF INTEREST
               As further expanded upon in the Company’s Code of Ethics, Employee may not use his position, influence, knowledge of confidential information or Company assets for personal gain. A direct or indirect financial interest, including joint ventures in or with a supplier, co-worker, distributor, vendor, customer or prospective customer without disclosure and written approval from the President of the Company is strictly prohibited and constitutes cause for termination.
XI. GOVERNING LAW
               This Confidentiality, Non-Competition, and Non-Solicitation Agreement shall be governed and conformed in accordance with the laws of the State of New York without regard to its conflict of laws provisions.
XII. CONSTRUCTION
               The headings of the paragraphs of this Agreement are inserted for convenience only and do not constitute part of and shall not be used to interpret this Agreement. The language in all parts of this Employment Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Employee because that party or that party’s legal representative drafted it.
XIII. SEVERABILITY
               If any term or provision of this Agreement or any portion thereof is declared illegal or unenforceable by any court of competent jurisdiction or arbitrator, such provision or portion thereof shall be deemed modified so as to render it enforceable, and to the extent such provision or portion thereof cannot be rendered enforceable, this Agreement shall be considered divisible as to such provision which shall become null and void, leaving the remainder of this Agreement in full force and effect.
XIV. NON-WAIVER
               The failure of either the Company or Employee, whether purposeful or otherwise, to exercise in any instance any right, power, or privilege under this Agreement or under law shall not constitute a waiver of any other right, power, or privilege, nor of the same right, power, or privilege in any other instance. Any waiver by the Company or by Employee must be in writing and signed by either Employee, if Employee is seeking to waive any of his rights under this Agreement, or by the Company’s President, if the Company is seeking to waive any of its rights under this Agreement.

XV. MODIFICATION
               No modification of this Agreement shall be valid unless made in writing wherein specific reference is made to this Agreement and signed by both parties hereto.
XVI. BINDING EFFECT
               This Agreement shall be binding upon Employee, Employee’s heirs, executors and administrators and shall inure to the benefit of the Company, and its parents, subsidiaries, divisions, affiliates, successors, and assigns. This Employment Agreement may not be assigned by Employee.
XVII. ENTIRE AGREEMENT
               This Employment Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties with respect to the subject matter contained herein. Employee acknowledges that he/she has not relied on any representations, promises, or agreements of any kind made to Employee in connection with his decision to sign this Employment Agreement, except for those set forth in this Employment Agreement.
               The parties have considered carefully the meaning and effect of the foregoing covenants and agree that they represent the parties’ complete agreement. The covenants constitute the terms and conditions of the Employee’s employment and are not subject to change without the written consent of both the Chief Executive Officer of the Company and the Employee.
Dated at June, the 4th day of, 2007

/s/ Kenneth H. Volz Kenneth H. Volz Employee
Witness:

By:	/s/ Duane W. Albro Duane W. Albro Warwick Valley Telephone Company
Witness:
/s/ Zigmund Nowicki
Dated: June 4th, 2007